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                                                                    EXHIBIT 10-H

                               [WELLS FARGO LOGO]


Commercial Banking Group
P.O. Box 3326
Houston, TX 77253-3326
(713) 224-6611


September 27, 1996


Mr. Allan C. Pogach
Vice President Finance and Treasurer
Veritas DGC, Inc.
3701 Kirby Drive, Suite 112
Houston, Texas 77098

Dear Mr. Pogach:

Wells Fargo Bank (Texas), National Association has approved the following changes to the credit agreement dated July 18, 1996:

1.   Name change to Veritas DGC, Inc.

2. Approval of issuance of $75,000,000 in senior unsecured notes as described in Prospectus dated September 20, 1996

3.   Add Veritas entities as borrowers and/or guarantors where appropriate

4.   Add account receivables of Veritas entities to the collateral base

5. Release the liens on all assets except account receivable upon payment of the WFB term note

6. Reduce the interest rate on the $15,000,000 to 30, 60, or 90 day Libor plus 200 basis points

7. Capital expenditures not to exceed $35,000,000 during any fiscal year plus amounts financed through debt or equity offerings

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8.      Revise the following ratio covenants:

        A)  minimum EBITDA coverage 1.50X
        B)  maximum funded debt/capitalization .55X
        C)  minimum Tangible Net Worth     $85,000,000



All other terms and conditions remain unchanged.


Sincerely,


/s/ MARC A. DUNMIRE

Marc A. Dunmire
Vice President
Commercial Lending Division